Exhibit 99.1

Amplify Snack Brands, Inc. Reports Third Quarter Fiscal 2015 Financial Results

Third Quarter Net Sales Increase 20.4% Year-Over-Year to $45.9 Million

Company Reports Third Quarter Adjusted EBITDA of $18.1 Million

Provides Full Year Fiscal 2015 Outlook

Austin, Texas – November 5, 2015 – Amplify Snack Brands, Inc. (“Amplify” or the “Company”) (NYSE:BETR) today reported financial results for the three and nine months ended September 30, 2015.

Three Months Ended September 30, 2015 Highlights

•	Net sales were $45.9 million, up 20.4% year-over-year

•	Gross margin was 55.9%

•	GAAP net loss was $3.0 million, or a loss of $0.04 per fully diluted share

•	Non-GAAP adjusted net income was $9.2 million, or $0.12 per fully diluted share

•	Adjusted EBITDA increased 9.7% year-over-year to $18.1 million, representing 39.4% of net sales

Nine Months Ended September 30, 2015 Highlights

•	Net sales were $137.5 million, up 38.5% year-over-year

•	Gross margin was 55.8%

•	GAAP net income was $5.5 million, or $0.07 per fully diluted share

•	Non-GAAP adjusted net income was $28.1 million, or $0.38 per fully diluted share

•	Adjusted EBITDA increased 24.3% year-over-year to $56.1 million, representing 40.8% of net sales

“We are pleased to report strong top and bottom line financial results,” said Thomas Ennis, Amplify’s President and Chief Executive Officer. “Our financial performance in the quarter benefitted from solid velocity growth and increased distribution, as the SkinnyPop brand continued to gain market share. In addition, industry trends remain very encouraging, as consumers continue to seek healthier snacking options. Looking ahead, we believe that we are well positioned to generate increased business momentum and deliver record fiscal 2015 financial results.”

Three Months Ended September 30, 2015

Net sales increased 20.4% to $45.9 million compared to $38.1 million in the three months ended September 30, 2014. The increase in net sales reflects increased distribution and strong brand velocity across sales channels. The Company’s growth rate was adversely impacted by the strategic decision to not run a large promotion in the third quarter of 2015 that we ran in the same quarter of 2014.

Gross profit was $25.7 million, or 55.9% of net sales, compared to $21.2 million, or 55.5% of net sales for the three months ended September 30, 2014. Gross margin for the three months ended September 30, 2015 benefitted from higher net price realization and improved rates on materials and ingredients, partially offset by a product mix shift as the Company expanded into higher cost product formats and flavors. The Company also incurred additional transporation costs from geographic and channel expansion.

Selling and marketing and general and administrative expenses (“SG&A”) were $21.2 million, or 46.2% of net sales, compared to pro forma SG&A of $11.4 million, or 29.9% of net sales, in the three months

Exhibit 99.1

ended September 30, 2014. Adjusted SG&A, which is a non-GAAP financial measure used by the Company that makes certain adjustments to SG&A calculated under GAAP, was $7.6 million for the three months ended September 30, 2015, or 16.5% of net sales, compared to $5.1 million, or 13.4% of net sales, in the three months ended September 30, 2014. The increase in Adjusted SG&A was primarily driven by infrastructure investments in personnel and systems, increased consumer marketing activities to drive brand awareness and trial, and new costs associated with operating as a public company.

Adjusted EBITDA, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income (loss) calculated under GAAP, increased 9.7% to $18.1 million from $16.5 million for the three months ended September 30, 2014, primarily reflecting higher net sales and gross profit, partially offset by higher Adjusted SG&A. As a percentage of net sales, Adjusted EBITDA for the three months ended September 30, 2015 was 39.4%, compared to 43.3% for the three months ended September 30, 2014. The decrease in Adjusted EBITDA as a percentage of net sales is primarily due to increased investments in Adjusted SG&A.

GAAP net loss was $3.0 million, or a loss of $0.04 per fully diluted share, compared to pro forma net income of $4.3 million, or $0.06 per fully diluted share, for the three months ended September 30, 2014. The decrease in earnings for the comparable three month periods was primarily due to the incurrence of costs related to our initial public offering which closed in August 2015. Adjusted net income, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income (loss) calculated under GAAP, was $9.2 million, or $0.12 per fully diluted share, compared to pro forma adjusted net income of $8.3 million for the three months ended September 30, 2014, or $0.12 per fully diluted share.

Nine Months Ended September 30, 2015

Net sales for the nine months ended September 30, 2015 increased 38.5% to $137.5 million compared to $99.3 million during the nine months ended September 30, 2014. Year-to-date net sales growth was driven primarily by new distribution across sales channels and by increases in brand level velocity.

Adjusted EBITDA, a non-GAAP financial measure, increased 24.3% to $56.1 million from $45.2 million for the nine months ended September 30, 2014. Adjusted EBITDA as a percentage of net sales for the nine months ended September 30, 2015 was 40.8%, compared to 45.5% for the nine months ended September 30, 2014.

GAAP net income was $5.5 million, or $0.07 per fully diluted share, compared to pro forma net income of $11.3 million, or $0.17 per fully diluted share, for the nine months ended September 30, 2014. The decrease in earnings for the comparable nine month periods was primarily due to the incurrence of costs related to our initial public offering which closed in August 2015. Adjusted net income, a non-GAAP financial measure, was $28.1 million, or $0.38 per fully diluted share, compared to pro forma adjusted net income of $22.1 million for the nine months ended September 30, 2014, or $0.33 per fully diluted share.

Balance Sheet and Cash Flow

As of September 30, 2015, the Company had cash and cash equivalents of $6.9 million and net availability under its revolving line of credit of $23.5 million. Net debt, which the Company defines as outstanding indebtedness less cash and cash equivalents, was $198.2 million as of September 30, 2015,

Exhibit 99.1

compared to $194.4 million as of December 31, 2014. Amplify’s leverage ratio as calculated under the Company’s credit facility was reduced to 2.8x trailing twelve month EBITDA at September 30, 2015, down from 3.0x at June 30, 2015.

Outlook

For full year 2015 the Company expects to report:

•	Net sales of $180.0 million to $182.0 million, an increase of 36.0% to 37.5%, compared to 2014

•	Adjusted EBITDA of $71.7 million to $72.5 million, an increase of 22.5% to 23.8% compared to 2014.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results. The conference call is scheduled to begin today at 3:30 p.m. Central time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial 877-407-9039 from the U.S. International callers can dial 201-689-8470.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://amplifysnackbrands.com. The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 19, 2015, by dialing 877-870-5176 from the U.S., or 858-384-5517 from international locations, and entering confirmation code 13622050.

About Amplify Snack Brands, Inc.

Amplify Snack Brands is a snack food company focused on developing and marketing products that appeal to consumers’ growing preference for Better-For-You (BFY) snacks. Through their simple, major allergen-free and non-GMO ingredients, Amplify’s brands embody the Company’s BFY mission and have amassed a loyal customer base across a wide range of food distribution channels in the United States.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding our performance, including in the section titled “Outlook.” Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) changes in consumer preferences and discretionary spending may have a material adverse effect on our brand loyalty, net sales, results of

Exhibit 99.1

operations and financial condition, (ii) we rely on sales to a limited number of distributors and retailers for the substantial majority of our net sales, and the loss of one or more such distributors or retailers may harm our business, and (iii) sales of a limited number of SkinnyPop products and flavors contributed all of our historical profitability and cash flow and a reduction in the sale of our SkinnyPop products would have a material adverse effect on our ability to remain profitable and achieve future growth.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our final prospectus related to our initial public offering filed with the Securities and Exchange Commission (“SEC”) on August 5, 2015 and in other filings we will make with the SEC from time to time, particularly under the caption Risk Factors.

You should not place undue reliance upon forward-looking statements as predictions of future events. Amplify has based the forward-looking statements contained in this press release on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations and prospects. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Amplify undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Pro Forma Financials and Non-GAAP Measures

In order to aid understanding of Amplify’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. In addition, in comparing its results to the comparable periods of 2014, Amplify has presented financial results for the three and nine months ended September 30, 2014 giving pro forma effect to the acquisition of Amplify’s predecessor in July 2014 (the “Sponsor Acquisition”), the incurrence of $50.0 million of borrowings under Amplify’s term loan under its credit agreement and the subsequent distribution of $59.8 million Amplify paid to its stockholder in December 2014 (the “December 2014 Special Dividend”) and the incurrence of $22.5 million of borrowings under Amplify’s term loan and revolving credit loan under its credit agreement and the subsequent distribution of $22.3 million Amplify paid to its stockholder in May 2015 (the “May 2015 Special Dividend”), as if such transactions had occurred on January 1, 2014. Unaudited pro forma condensed consolidated statements of operations for the three and nine months ended September 30, 2014, giving effect to the Sponsor Acquisition, the December 2014 Special Dividend and the May 2015 Special Dividend, are included in the tables in this release.

Management believes that Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Adjusted EBITDA and Adjusted net income are not and should not be considered alternatives to net loss or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to help gain an understanding of the Company’s overall

Exhibit 99.1

operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2015	December 31, 2014
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$6,900	$5,615
Accounts receivable, net	11,863	10,066
Inventories	5,832	6,330
Other current assets	4,947	2,747

Total current assets	29,542	24,758
Property and equipment, net	2,030	746
Other assets:
Goodwill	47,421	45,694
Intangible assets, net	270,532	263,386
Other non-current assets	3,100	4,307

Total assets	$352,625	$338,891

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,573	$10,787
Senior term loan- current portion	10,250	10,000
Founder contingent consideration- current portion	17,164	593
Tax receivable obligation- current portion	6,613	—
Other current liabilities	217	—

Total current liabilities	46,817	21,380
Long-term liabilities:
Senior term loan	189,625	190,000
Revolving credit facility	1,500	—
Notes payable, net	3,741	—
Founder contingent consideration	3,576	6,343
Tax receivable obligation	89,477	—
Other liabilities	7,548	—

Total long-term liabilities	295,467	196,343
Total shareholders’ equity	10,341	121,168

Total liabilities and shareholders’ equity	$352,625	$338,891

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2015 and 2014

(Unaudited, in thousands, except share and per share data)

				Pro Forma (1)
	Successor		Predecessor	Combined
	Three Months Ended September 30, 2015	July 17, 2014 to September 30, 2014	July 1, 2014 to July 16, 2014	Three Months Ended September 30, 2014
Net sales	$45,914	$30,957	$7,185	$38,142
Cost of goods sold	20,260	14,255	2,719	16,974

Gross profit	25,654	16,702	4,466	21,168
Operating expenses:
Sales and marketing	5,146	3,261	1,065	4,326
General and administrative	16,068	7,708	1,414	7,076

Total operating expenses	21,214	10,969	2,479	11,402

Operating income	4,440	5,733	1,987	9,766
Interest expense	3,311	1,853	—	3,213

Income before income taxes	1,129	3,880	1,987	6,553
Income tax expense	4,118	1,754	—	2,294

Net (loss) income	$(2,989)	$2,126	$1,987	$4,259

(Loss) earnings per share:
Basic	$(0.04)	$0.03	$4,967.50	$0.06

Diluted	$(0.04)	$0.03	$4,967.50	$0.06

Weighted average common shares outstanding:
Basic	68,710,803	67,588,737	400	67,588,737

Diluted	68,710,803	67,588,737	400	67,588,737

(1)	Refer to pages 9 – 12 for unaudited pro forma condensed consolidated financial information for the three and nine months ended September 30, 2014.

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2015 and 2014

(Unaudited, in thousands, except share and per share data)

				Pro Forma (1)
	Successor		Predecessor	Combined
	Nine Months Ended September 30, 2015	July 17, 2014 to September 30, 2014	January 1, 2014 to July 16, 2014	Nine Months Ended September 30, 2014
Net sales	$137,543	$30,957	$68,353	$99,310
Cost of goods sold	60,787	14,255	29,429	43,684

Gross profit	76,756	16,702	38,924	55,626
Operating expenses:
Sales and marketing	13,780	3,261	5,661	8,922
General and administrative	37,085	7,708	2,682	19,630

Total operating expenses	50,865	10,969	8,343	28,552

Operating income	25,891	5,733	30,581	27,074
Interest expense	9,324	1,853	—	9,741

Income before income taxes	16,567	3,880	30,581	17,333
Income tax expense	11,092	1,754	—	6,066

Net income	$5,475	$2,126	$30,581	$11,267

Earnings per share:
Basic	$0.08	$0.03	$76,452.74	$0.17

Diluted	$0.07	$0.03	$76,452.74	$0.17

Weighted average common shares outstanding:
Basic	68,253,104	67,588,737	400	67,588,737

Diluted	74,994,089	67,588,737	400	67,588,737

(1)	Refer to pages 9 – 12 for unaudited pro forma condensed consolidated financial information for the three and nine months ended September 30, 2014.

Exhibit 99.1

Unaudited Supplemental Pro Forma Condensed Consolidated Financial Information

Amplify has presented financial results for the three and nine months ended September 30, 2014 giving pro forma effect to the acquisition of Amplify’s predecessor in July 2014 (the “Sponsor Acquisition”), the incurrence of $50.0 million of borrowings under Amplify’s term loan under its credit agreement and the subsequent distribution of $59.8 million Amplify paid to its stockholder in December 2014 (the “December 2014 Special Dividend”) and the incurrence of $22.5 million of borrowings under Amplify’s term loan and revolving credit loan under its credit agreement and the subsequent distribution of $22.3 million Amplify paid to Topco in May 2015 (the “May 2015 Special Dividend”), as if such transactions had occurred on January 1, 2014.

The pro forma adjustments give effect to the following items in connection with the Sponsor Acquisition, the December 2014 Special Dividend and the May 2015 Special Dividend:

•	the asset and liability valuations and related purchase price allocations associated with the Sponsor Acquisition;

•	the exclusion of non-recurring Sponsor Acquisition-related expenses;

•	the effect of the incurrence of a $150 million term loan and a $7.5 million revolving facility in connection with the Sponsor Acquisition;

•	the incurrence of an incremental $50 million under our credit agreement governing the $150 million term loan, increasing the aggregate term loan to $200 million, as part of the December 2014 Special Dividend;

•	the incurrence of an incremental $7.5 million under the Credit Agreement governing the $200 million term loan, increasing the aggregate term loan to $207.5 million and the incurrence of a $15 million borrowing under our revolving facility increasing the aggregate revolving facility to $25 million, each as part of the May 2015 Special Dividend;

•	the estimated compensation expense associated with our agreement, made in connection with the Sponsor Acquisition, to (i) pay our former owners $10 million of additional cash consideration in 2016 ($20 million in the aggregate), based on our achievement of certain contribution margin benchmarks during the year ending December 31, 2015, and (ii) make further payments contingent on, and equal to 100% of the value of, the potential future tax savings to us associated with the deductibility of the payments under these agreements (together, the “Founder Contingent Compensation, to the extent realized by us, associated with the arrangement; and

•	the associated income tax expense effect of the above adjustments.

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended September 30, 2014

	Historical (1)				Pro Forma
	Successor	Predecessor			Combined
	July 17, 2014 to September 30, 2014	July 1, 2014 to July 16, 2014	Pro Forma Adjustments		Three Months Ended September 30, 2014
Net sales	$30,957	$7,185	$—		$38,142
Cost of goods sold	14,255	2,719	—		16,974

Gross profit	16,702	4,466	—		21,168
Operating expenses:
Sales and marketing	3,261	1,065	—		4,326
General and administrative	7,708	1,414	(2,046	) (2) (3) (4)	7,076

Total operating expenses	10,969	2,479	(2,046)		11,402

Operating income	5,733	1,987	2,046		9,766
Interest expense	1,853	—	1,360	(5)	3,213

Income before income taxes	3,880	1,987	686		6,553
Income tax expense	1,754	—	540	(6)	2,294

Net income	$2,126	$1,987	$146		$4,259

Earnings per share:
Basic	$0.03	$4,967.50			$0.06

Diluted	$0.03	$4,967.50			$0.06

Weighted average common shares outstanding:
Basic	67,588,737	400			67,588,737

Diluted	67,588,737	400			67,588,737

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

	Historical (1)				Pro Forma
	Successor	Predecessor			Combined
	July 17, 2014 to September 30, 2014	January 1, 2014 to July 16, 2014	Pro Forma Adjustments		Nine Months Ended September 30, 2014
Net sales	$30,957	$68,353	$—		$99,310
Cost of goods sold	14,255	29,429	—		43,684

Gross profit	16,702	38,924	—		55,626
Operating expenses:
Sales and marketing	3,261	5,661	—		8,922
General and administrative	7,708	2,682	9,240	(2) (3) (4)	19,630

Total operating expenses	10,969	8,343	9,240		28,552

Operating income	5,733	30,581	(9,240)		27,074
Interest expense	1,853	—	7,888	(5)	9,741

Income before income taxes	3,880	30,581	(17,128)		17,333
Income tax expense	1,754	—	4,312	(6)	6,066

Net income	$2,126	$30,581	$(21,440)		$11,267

Earnings per share:
Basic	$0.03	$76,452.74			$0.17

Diluted	$0.03	$76,452.74			$0.17

Weighted average common shares outstanding:
Basic	67,588,737	400			67,588,737

Diluted	67,588,737	400			67,588,737

(1)	The amounts in these columns represent our Predecessor’s and Successor’s historical results of operations for the periods presented.
(2)	This adjustment reflects the incremental amortization expense associated with allocation of purchase price to finite-lived identified intangible assets consisting of customer relationships and non-competition agreements entered into with the Founders.
(3)	This adjustment reflects the incremental compensation expense associated with the Founder Contingent Compensation that would have been recognized if the employment agreements with the Founders had been in effect on January 1, 2014. The total estimated obligation of $26.8 million is being recognized ratably over the 18- month contractual service.
(4)	This adjustment reflects the exclusion of non-recurring Sponsor Acquisition-related expenses consisting of transaction bonuses paid to employees in connection with the Sponsor Acquisition, and legal, accounting, tax, insurance and other diligence fees paid to consultants in connection with the Sponsor Acquisition.
(5)	This adjustment reflects the following adjustments to increase interest expense as a result the following financing activities:

Exhibit 99.1

(i)	Incurrence of a $150 million term loan and a $7.5 million borrowing under our revolving credit facility in connection with the Sponsor Acquisition;

(ii)	Incurrence of an incremental $50 million term loan, increasing the aggregate term loan to $200 million, in connection with the financing of the December 2014 Special Dividend;

(iii)	Incurrence of an incremental $7.5 million term loan, increasing the aggregate term loan to $207.5 million, as well as the incurrence of a $15 million borrowing under our revolving credit facility, each in connection with the financing of the May 2015 Special Dividend.

Pro Forma interest expense for the three months ended September 30, 2014 consists of the following items:

Interest expense incurred in connection with term loan and revolving credit facility borrowings described above	$2,989
Amortization of capitalized debt issuance costs associated with term loan amortized over five years	198
Revolving credit facility unused commitment fee	13
Other administrative fees	13

Total pro forma interest expense	3,213
Less: actual interest expense for the period	(1,853)

Net pro forma adjustment to interest expense	$1,360

Pro Forma interest expense for the nine months ended September 30, 2014 consists of the following items:

Interest expense incurred in connection with term loan and revolving credit facility borrowings described above	$9,072
Amortization of capitalized debt issuance costs associated with term loan amortized over five years	593
Revolving credit facility unused commitment fee	38
Other administrative fees	38

Total pro forma interest expense	9,741
Less: actual interest expense for the period	(1,853)

Net pro forma adjustment to interest expense	$7,888

(6)	Reflects the statutory federal tax rate of 35%.

Exhibit 99.1

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Reconciliation of Net (Loss) Income to Adjusted EBITDA,

Adjusted Net Income and Pro Forma Adjusted Net Income

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014		September 30, 2015	September 30, 2014
Net (loss) income	$(2,989)	$4,259	(1)	$5,475	$11,267	(1)
Non-GAAP adjustments:
Interest expense	3,311	3,213	(2)	9,324	9,741	(2)
Income tax expense	4,118	2,294	(3)	11,092	6,066	(3)
Depreciation expense	98	58		206	128
Amortization of intangible assets	1,064	1,042	(4)	3,165	3,125	(4)
Inventory fair value adjustment	—	401		—	401
Equity-based compensation expense	997	—		2,435	—
Founder contingent compensation	4,602	4,602	(5)	13,805	13,805	(5)
Transaction-related expenses:
Sponsor acquisition-related expenses	—	510	(6)	—	510	(6)
IPO related expenses (7)	6,715	—		9,352	—
Professional services	67	—		350	—
Executive recruitment	127	137		742	137
Recapitalization expenses	—	—		91	—
Severance expenses	—	—		112	—

Adjusted EBITDA	$18,110	$16,516		$56,149	$45,180
Less:
Interest expense	3,311	3,213	(2)	9,324	9,741	(2)
Depreciation expense	98	58		206	128

Adjusted and pro forma adjusted net income before taxes	14,701	13,245		46,619	35,311
Income tax expense above	4,118	2,294	(3)	11,092	6,066	(3)
Adjustments to income tax expense (8)	1,429	2,650		7,385	7,119

Adjusted income tax expense	5,547	4,944		18,477	13,185

Adjusted and pro forma adjusted net income	$9,154	$8,301		$28,142	$22,126

Adjusted and pro forma adjusted earnings per share- diluted	$0.12	$0.12		$0.38	$0.33

Weighted average common shares outstanding- diluted	74,982,461	67,588,737		74,994,089	67,588,737

(1)	Represents pro forma net income for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(2)	Represents pro forma interest expense for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.

Exhibit 99.1

(3)	Represents pro forma income tax expense for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(4)	Represents pro forma amortization of intangible assets for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(5)	Represents pro forma founder contingent compensation for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(6)	Represents pro forma adjusted Sponsor Acquisition-related expenses for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(7)	Includes performance bonuses and related payroll taxes paid to employees upon the completion of the IPO, a financial advisory fee paid to an advisor in connection with the IPO, and legal, accounting, consulting, printing, filing and listing fees paid in connection with the IPO process.
(8)	The table below reflects an adjustment to income tax expense for the periods presented, associated with addbacks to net (loss) income as presented in the table above.

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Adjustments to net (loss) income	$13,572	$6,692	$30,052	$17,978
Less:
Equity-based compensation	997	—	2,435	—
Non-deductible IPO and transaction costs	8,967	—	8,967	—

Permanent differences	9,964	—	11,402	—

	3,608	6,692	18,650	17,978
Federal and state statutory rate, net of federal tax benefit for state tax expense	39.6%	39.6%	39.6%	39.6%

Adjustments to income tax expense	$1,429	$2,650	$7,385	$7,119

Exhibit 99.1

Amplify Snack Brands, Inc.

Reconciliation of GAAP Selling and Marketing and General and Administrative (“SG&A”) Expenses

to Adjusted SG&A Expenses

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014		September 30, 2015	September 30, 2014
SG&A	$21,214	$11,402	(1)	$50,865	$28,552	(1)
Less:
Depreciation expense	(48)	(14)		(61)	(20)
Amortization of intangible assets	(1,064)	(1,042	) (2)	(3,165)	(3,125	) (2)
Equity-based compensation expense	(997)	—		(2,435)	—
Founder contingent compensation	(4,602)	(4,602	) (3)	(13,805)	(13,805	) (3)
Transaction-related expenses:
Sponsor Acquisition-related expenses	—	(510	) (4)	—	(510	) (4)
IPO related expenses (5)	(6,715)	—		(9,352)	—
Professional services	(67)	—		(350)	—
Executive recruitment	(127)	(137)		(742)	(137)
Recapitalization expenses	—	—		(91)	—
Severance expenses	—	—		(112)	—

Adjusted SG&A	$7,594	$5,097		$20,752	$10,955

(1)	Represents pro forma SG&A for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(2)	Represents pro forma amortization of intangible assets for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(3)	Represents pro forma founder contingent compensation for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(4)	Represents pro forma adjusted Sponsor Acquisition-related expenses for the three and nine months ended September 30, 2014, respectively, as presented in the unaudited pro forma condensed consolidated statement of operations tables on pages 10 and 11, respectively.
(5)	Includes performance bonuses and related payroll taxes paid to employees upon the completion of the IPO, a financial advisory fee paid to an advisor in connection with the IPO, and legal, accounting, consulting, printing, filing and listing fees paid in connection with the IPO process.